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                                                                    EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


         One Source Staffing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That a meeting of the Board of Directors of One Source Staffing, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "One" so that, as amended said Article shall be read as follows:

                                  ARTICLE ONE

         The name of the Corporation is StaffMark, Inc.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
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         THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Robert H. Janes III, its authorized officer, this 14th day of June, 1996.

                                    BY:  /s/ ROBERT H. JANES III
                                       -----------------------------------------
                                       Robert H. Janes III, Secretary/Treasurer





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